Filed Pursuant to Rule 424(b)(3)

Registration No. 333-206186

PROSPECTUS SUPPLEMENT NO. 5

TO THE PROSPECTUS DATED DECEMBER 19, 2016

AKOUSTIS TECHNOLOGIES, INC.

4,662,960 Shares of Common Stock

This prospectus supplement no. 5 (this “Supplement”) supplements information contained in the prospectus dated December 19, 2016, as supplemented by prospectus supplement no. 1, dated February 15, 2017; prospectus supplement no. 2, dated March 21, 2017; prospectus supplement no. 3, dated April 18, 2017; and prospectus supplement no. 4, dated May 24, 2017 (collectively, the “Prospectus”), relating to the resale by selling stockholders of Akoustis Technologies, Inc., a Delaware corporation, of up to 4,662,960 shares of our common stock, par value $0.001 per share (“Common Stock”).

This Supplement is being filed to update and supplement the information in the Prospectus with the information contained in certain of our Current Reports on Form 8-K (the “Forms 8-K”), filed with the Securities and Exchange Commission from May through July 2017. The information contained in the Forms 8-K reflects certain information about agreements and compensation arrangements with certain of our executive officers, the closing of our 2017 private placement offering, the purchase of a thin film material deposition tool, the closing of the previously announced acquisition of certain specified assets and related facility in Canandaigua, New York, and certain officer and director transitions. This Supplement includes copies of the Forms 8-K (without exhibits).

This Supplement should be read in conjunction with the Prospectus. This Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto. Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is July 31, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2017, Akoustis Technologies, Inc. (the “Company”) delivered notice to Cindy C. Payne, its Chief Financial Officer, David M. Aichele, its Vice President of Business Development, and Mark Boomgarden, its Vice President of Operations (each an “Executive” and, collectively, the “Executives”), that their employment agreements with the Company would not automatically renew pursuant to the terms therein. Accordingly, their employment agreements will expire June 15, 2017. The decision not to renew the employment agreements is consistent with the employment arrangements offered to new hires of the Company; it is not a decision to terminate the Company’s employment relationship with the Executives, and each Executive will continue in his or her current position unless the Executive or the Company otherwise determines to terminate the employment relationship. The Executives are not entitled to any payments or benefits under the employment agreements solely as a result of the non-renewal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  May 18, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

On May 24, 2017, Akoustis Technologies, Inc. (the “Company”) held the final closing of a private placement offering (the “Offering”), in which the Company closed on the previously announced subscription from an accredited investor for 488,900 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a fixed purchase price of $9.00 per share, for aggregate gross proceeds of $4,400,100. The Company previously announced the receipt of this subscription in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 18, 2017. Aggregate gross proceeds in the Offering totaled $5,967,000, of which $5,400,000 were attributable to funds managed by the same portfolio manager. The Offering was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the safe harbor provided by Rule 506(b) of Regulation D.

This Current Report on Form 8-K is filed in accordance with Securities Act Rule 135c and is neither an offer to sell any securities, nor a solicitation of an offer to buy any securities, nor will there be any offer or sale of any securities in any state or jurisdiction absent registration or compliance with an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  May 26, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company             ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2017, Cindy C. Payne, Chief Financial Officer of Akoustis Technologies, Inc. (the “Company”), notified the Company of her intention to step down from her position as Chief Financial Officer, effective upon the later to occur of the expiration of her employment agreement or the appointment of her successor. Ms. Payne’s employment agreement expires June 15, 2017. Upon the effectiveness of Ms. Payne’s resignation, she will serve the Company as Vice President of Finance pursuant to the terms of an offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Pursuant to the terms of her offer letter, Ms. Payne will receive an annual base salary of $150,350 and will be eligible to receive a cash bonus of up to 50% of her base salary if certain operational, financial, or other milestones are met. She will also be eligible to participate in any other bonus or incentive program established by the Company for its senior executives, including the Company’s 2016 Stock Incentive Plan. The offer letter also includes a 12-month non-solicitation period with respect to the Company’s customers and employees and provides that Ms. Payne’s employment with the Company shall be “at will.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Offer Letter from Akoustis Technologies, Inc. to Cindy C. Payne

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  May 26, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter from Akoustis Technologies, Inc. to Cindy C. Payne

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 18, 2017, the current employment agreements by and between Akoustis Technologies, Inc. (the “Company”) and each of David M. Aichele, the Company’s Vice President of Business Development, and Mark D. Boomgarden, the Company’s Vice President of Operations (each an “Executive”), will expire on June 15, 2017. Effective June 16, 2017, each Executive will continue in his current position with the Company pursuant to the terms of his respective offer letter. The offer letters provide that each Executive will receive an annual base salary of $141,080; will be eligible to receive a cash bonus of up to 50% of his respective base salary if certain operational, financial, or other milestones are met; and will also be eligible to participate in any other bonus or incentive program established by the Company for its senior executives, including the Company’s 2016 Stock Incentive Plan. Each Executive’s offer letter also includes a 12-month non-solicitation period with respect to the Company’s customers and employees and provides that the Executive’s employment with the Company shall be “at will.”

The foregoing description of the offer letters is qualified in its entirety by reference to each Executive’s offer letter. Copies of Mr. Aichele’s offer letter, executed May 26, 2017, and Mr. Boomgarden’s offer letter, executed May 27, 2017, are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Offer Letter from Akoustis Technologies, Inc. to David M. Aichele
10.2	Offer Letter from Akoustis Technologies, Inc. to Mark D. Boomgarden

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
	Name:	Jeffrey B. Shealy
	Title:	Chief Executive Officer

Date:  May 30, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter from Akoustis Technologies, Inc. to David M. Aichele
10.2	Offer Letter from Akoustis Technologies, Inc. to Mark D. Boomgarden

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On June 20, 2017, Akoustis Technologies, Inc. (the “Company”) executed a purchase order (the “Purchase Order”) to purchase a thin film material deposition tool, which will be used to grow thin film materials for the Company’s RF Filter applications (the “Deposition Tool”), from AIXTRON, Inc. (“AIXTRON”) for an aggregate purchase price of $2.1 million, exclusive of materials necessary for the installation and completion of commissioning the Deposition Tool’s use. The Company will also be responsible for the costs of international shipment, import, and onsite preparation for installation and delivery.

The Company has remitted a $630,000 deposit on the Deposition Tool, as required by the terms and conditions of the Purchase Order, and the Company expects to satisfy the remainder of the purchase price with either cash on hand and/or through debt financing. The final payment will be due upon signed final acceptance of the Deposition Tool at our New York facility, but no later than 90 days after the scheduled shipment, which is scheduled to occur in the late third quarter or early fourth quarter of 2017. Failure to satisfy the Company’s obligations under the Purchase Order could subject the Company to liquidated damages in the amount of 8% of the purchase price.

Performance of the Deposition Tool is required to be demonstrated to mutually agreed and defined performance specifications. The Deposition Tool will be subject to three acceptance tests to prove that it meets the agreed specifications related to system hardware, software, and basic functionality. If the installation and acceptance tests cannot be completed within six months from the scheduled shipment date, unless such delay is agreed to in writing or caused by AIXTRON or certain other events, the Company must reimburse AIXTRON for the additional costs for the installation and commissioning of the Deposition Tool. In addition, the Company is required to indemnify AIXTRON and its agents, employees, or subcontractors for certain injuries and damages, if any, incurred by them during the performance of their duties under the sales terms and conditions attached to the Purchase Order.

The purchase of the Deposition Tool is governed by the laws of the Federal Republic of Germany, excluding its conflicts of laws rules and excluding the United Nations Convention on Contracts for the International Sale of Goods.

The foregoing description of the Purchase Order is qualified in its entirety by reference to the Purchase Order, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Purchase Order for Deposition Tool

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  June 20, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Order for Deposition Tool

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company             ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2017, the Compensation Committee of the Board of Directors of Akoustis Technologies, Inc. (the “Company”) approved and adopted a revised form of Restricted Stock Award Agreement to be used in connection with grants of restricted stock awards under the Company’s 2016 Stock Incentive Plan (the “Plan”). Any future grants of restricted stock awards made to the Company’s directors, officers, and employees under the Plan will be subject to the terms and conditions of the Plan and the revised form of Restricted Stock Award Agreement, as such agreement may be modified by the terms of individual grants approved by the Compensation Committee. Revisions made to the form of Restricted Stock Award Agreement provide that, instead of vesting the unvested portion of the restricted stock award subject to the agreement upon termination of the participant’s service by the Company without cause, by the participant for good reason, or due to the participant’s disability, the unvested portion of the award will be forfeited immediately upon termination for any reason.

The foregoing description of the revised form of Restricted Stock Award Agreement is qualified in its entirety by reference to the form of agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Revised Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  June 23, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Revised Form of Restricted Stock Award Agreement

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 26, 2017, pursuant to the previously announced Definitive Asset Purchase Agreement and Definitive Real Property Purchase Agreement (collectively, the “Agreements”) with The Research Foundation for the State University of New York (“RF-SUNY”) and Fuller Road Management Corporation, an affiliate of RF-SUNY, respectively, Akoustis Technologies, Inc. (the “Company”) completed the acquisition of certain specified assets, including STC-MEMS, a semiconductor wafer-manufacturing operation and microelectromechanical systems (“MEMS”) business with associated wafer-manufacturing tools, as well as the real estate and improvements associated with the facility located in Canandaigua, New York, which is used in the operation of STC-MEMS (the assets and real estate and improvements referred to together herein as the “Acquired Business”). The Company acquired the Acquired Business for an aggregate purchase price of $2.75 million in cash. In addition, the Company also assumed substantially all of the ongoing ordinary course obligations of the Acquired Business.

The Company acquired the Acquired Business through its wholly-owned subsidiary, Akoustis Manufacturing New York, Inc., a Delaware corporation.

The Agreements contain representations and warranties that each party thereto made to and solely for the benefit of each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties thereto and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contracts. Moreover, some of those representations and warranties (a) may not be accurate or complete as of any other specified date, (b) may be subject to a contractual standard of materiality different from that generally applicable to stockholders, or (c) may have been used for the purpose of allocating risk between the parties to the Agreements rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. The Agreements should not be read alone, but should instead be read in conjunction with the other information that the Company files with the U.S. Securities and Exchange Commission (the “SEC”).

The description of the Agreements set forth herein is qualified in its entirety by reference to the full text of the Agreements, which were filed as Exhibits 2.1 and 2.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 24, 2017, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K and pursuant to a letter from the staff of the SEC permitting the Company to substitute abbreviated financial statements for the full financial statements of the Acquired Business, the Company will file audited abbreviated financial statements required by Item 9.01(a) of Form 8-K in an amendment to this Form 8-K no later than 71 calendar days after the date that this Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(a)(4) of Form 8-K, the Company will file the pro forma financial information required by Item 9.01(b) of Form 8-K in an amendment to this Form 8-K no later than 71 calendar days after the date that this Form 8-K was required to be filed.

(d) Exhibits:

Exhibit No.	Description

2.1	Definitive Asset Purchase Agreement dated March 23, 2017, by and between The Research Foundation for the State University of New York and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2017).

2.2	Definitive Real Property Purchase Agreement dated March 23, 2017, by and between Fuller Road Management Corporation and the Company (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  June 30, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Definitive Asset Purchase Agreement dated March 23, 2017, by and between The Research Foundation for the State University of New York and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2017).

2.2	Definitive Real Property Purchase Agreement dated March 23, 2017, by and between Fuller Road Management Corporation and the Company (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2017).

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On July 14, 2017, the Board of Directors (the “Board”) of Akoustis Technologies, Inc. (the “Company”) elected John T. Kurtzweil to serve as its Chief Financial Officer and Chief Accounting Officer, effective immediately. As previously reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 26, 2017 (the “Previous Form 8-K”), Cindy C. Payne, the Company’s then Chief Financial Officer, notified the Company on May 22, 2017 of her intention to step down from her position as Chief Financial Officer. Ms. Payne’s resignation became effective on July 14, 2017 upon Mr. Kurtzweil’s election. Pursuant to the offer letter, filed as Exhibit 10.1 to the Previous Form 8-K, Ms. Payne now serves as the Company’s Vice President of Finance. Effective July 14, 2017, Ms. Payne also serves as the Company’s Corporate Controller.

Mr. Kurtzweil, age 60, has served as a director on the Board since January 12, 2017. He served as VP Finance of Cree, Inc., a company that develops, manufactures, and sells lighting-class light emitting diode, lighting, and semiconductor products for power and radio-frequency applications, and Chief Financial Officer of Wolfspeed, a Cree Company, from 2015 until March 2017. He is currently providing consulting services to a number of businesses. Prior to his employment at Cree, Mr. Kurtzweil was an independent consultant beginning in 2014. From 2012 until 2014, Mr. Kurtzweil served as Senior Vice President, Chief Financial Officer and Special Advisor to the Chief Executive Officer of Extreme Networks, Inc., a provider of high-performance, open networking innovations for enterprises, services providers, and Internet exchanges, and also served as its Chief Accounting Officer. From 2006 to 2012, Mr. Kurtzweil served as Executive Vice President, Finance and as Chief Financial Officer and Treasurer of Cree, Inc. From 2004 to 2006, Mr. Kurtzweil was Senior Vice President and Chief Financial Officer at Cirrus Logic, Inc., a fabless semiconductor company. Mr. Kurtzweil currently serves as a director of Axcelis Technology, Inc., and was appointed Chairman of its Audit Committee in February 2017. Mr. Kurtzweil served as a board member for Meru Networks, Inc. for a portion of 2015 prior to its acquisition.

Mr. Kurtzweil’s industry experience includes several M&A transactions and, when combined with his treasury experience, gives him a valuable perspective as Chief Financial Officer. His qualifications to serve as Chief Financial Officer also include that he is a certified public accountant and certified management accountant, his financial market experience, training through the Stanford Directors College and his active membership with the National Association of Corporate Directors.

There are no family relationships between Mr. Kurtzweil and any other executive officer or director of the Company, nor is the Company aware of any relationships or transactions in which Mr. Kurtzweil has or will have an interest, or is or was a party, requiring disclosure under Item 404(a) of Regulation S-K. Upon joining the Board in January 2017, Mr. Kurtzweil received 22,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) under the Company’s 2016 Stock Incentive Plan (the “Plan”). These shares will continue to vest 25% on each of the first, second, third, and fourth anniversaries of the grant date pursuant to the terms of the Plan and the award agreement.

In connection with his election to Chief Financial Officer of the Company, Mr. Kurtzweil has resigned from the Board, including from his positions on the Board’s Audit Committee (including form his position as Chairman of the Audit Committee), Compensation Committee, and Nominating Committee. The Company expects to announce the appointment of a new director soon.

On July 17, 2017, the Company issued a press release announcing Mr. Kurtzweil’s election to Chief Financial Officer. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Chief Financial Officer Employment Agreement

In connection with his election to Chief Financial Officer of the Company, Mr. Kurtzweil and the Company entered into an employment agreement, dated July 14, 2017 (the “Employment Agreement”), pursuant to which Mr. Kurtzweil will receive an annual base salary of $151,000, which is subject to increases or decreases at the Board’s sole discretion, monthly living expenses of $1,600, three weeks of paid vacation each year, and reimbursement for all reasonable business, promotional, travel, and entertainment expenses incurred in the performance of his duties. In addition, Mr. Kurtzweil is also eligible to earn a target annual bonus each fiscal year equal to 70% of his annual base salary, based on certain Company operation, financial, and other milestones set by the Board and/or its Compensation Committee. Mr. Kurtzweil is also entitled to participate in any employee benefit plans and programs generally provided by the Company to its senior executives from time to time. In addition, as an inducement to employment, Mr. Kurtzweil will receive the equity awards described under “Chief Financial Officer Equity Awards” below.

The term of the Employment Agreement extends through July 31, 2018, and the Employment Agreement will automatically renew for successive one year periods unless either party gives at least 30 days written notice of non-renewal to the other party prior to the end of the then applicable term.

If Mr. Kurtzweil’s employment is terminated by the Company without “cause” or by Mr. Kurtzweil for “good reason” (each as defined in the Employment Agreement), Mr. Kurtzweil will be entitled to receive: (1) continued payment of his base salary, payable in bi-weekly installments, for 12 months; (2) his annual bonus for the preceding year, if and to the extent earned and not already paid; (3) any other compensation and benefits accrued through the date of termination; and (4) reimbursement for one year after the date of termination for the cost of committed living allowance expenses and any COBRA continuation of health coverage if he elects such coverage. Any unvested stock options, restricted stock awards, or other equity awards granted by the Company to Mr. Kurtzweil will vest or be forfeited in accordance with the terms of the applicable award agreement(s).

If Mr. Kurtzweil’s employment is terminated due to his death or “disability” (as defined in the Employment Agreement), if the Company terminates Mr. Kurtzweil’s employment for “cause,” or if Mr. Kurtzweil voluntarily terminates his employment without “good reason,” Mr. Kurtzweil, his designated beneficiary, or his estate, as applicable, will be entitled to receive his base salary accrued through the date of termination. In the case of termination due to “disability” or Mr. Kurtzweil’s voluntary termination of employment, he will also be entitled to receive his annual bonus for the preceding year, if and to the extent earned and not already paid. Any unvested stock options, restricted stock awards, or other equity awards granted by the Company to Mr. Kurtzweil will vest or be forfeited in accordance with the terms of the applicable award agreement(s).

Mr. Kurtzweil is also subject to various restrictive covenants, and his entitlement to certain benefits is contingent upon his compliance with such covenants. Specifically, Mr. Kurtzweil is subject to a covenant not to disclose the Company’s confidential information, a covenant not to compete during his employment and for a period of one year following termination of his employment, a covenant not to solicit the Company’s customers and employees during his employment and for a period of one year following termination of his employment, and a reciprocal non-disparagement covenant during his employment and at all times thereafter.

The Employment Agreement also includes an acknowledgment by Mr. Kurtzweil of the Company’s ownership of work products which are created, designed, conceived, or developed by Mr. Kurtzweil during his employment and a warranty by Mr. Kurtzweil to indemnify and hold harmless the Company in the event he breaches any obligation under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any rules promulgated by the SEC and other applicable federal, state, or foreign laws, rules, regulations, or orders.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Chief Financial Officer Equity Awards

Pursuant to the Employment Agreement, Mr. Kurtzweil will receive a restricted stock award for 100,000 shares of Common Stock (the “Restricted Stock Award”) and options for 75,000 shares of Common Stock (the “Option” and, together with the Restricted Stock Award, the “Awards”) during the Company’s next open trading window. The Awards will be granted under the Plan and will vest 25% on each of the first, second, third, and fourth anniversaries of the grant date, subject to Mr. Kurtzweil’s continued employment and the terms and conditions of the Plan and the applicable award agreements in a form established by the Compensation Committee of the Board.

If Mr. Kurtzweil’s employment is terminated for any reason other than termination by the Company without “cause,” by Mr. Kurtzweil for “good reason,” or due to Mr. Kurtzweil’s death or “disability” (each as defined in the Employment Agreement), which death or “disability” occurred during the performance of Mr. Kurtzweil’s duties as an employee of the Company (provided that Mr. Kurtzweil was not negligent in the performance of such duties), and all or any part of the Awards has not vested, been earned, or become exercisable, as applicable, pursuant to the terms of the Plan and the applicable award agreement, the Awards, to the extent not then vested or earned, will be forfeited immediately upon such termination.

If Mr. Kurtzweil’s employment is terminated by the Company without “cause,” by Mr. Kurtzweil for “good reason,” or due to Mr. Kurtzweil’s death or “disability” (each as defined in the Employment Agreement), which death or “disability” occurred during the performance of Mr. Kurtzweil’s duties as an employee of the Company (provided that Mr. Kurtzweil was not negligent in the performance of such duties), any part of the Awards that has not vested, been earned, or become exercisable, as applicable, pursuant to the terms of the Plan and the applicable award agreement will be deemed earned and vested as of the termination date, provided that Mr. Kurtzweil agrees not to sell, transfer, assign, pledge, or otherwise encumber the shares subject to the Restricted Stock Award and the shares underlying the Option (other than by will or the laws of intestate succession or to cover withholding tax obligations) until the Restricted Stock Award or the Option, as applicable, would have otherwise vested.

In the event of a “change of control” (as defined in the Plan), if the successor or surviving company does not assume or substitute the Awards on substantially similar terms or with substantially equivalent economic benefits as the Awards, the Awards will become fully vested, earned, payable, and exercisable, as applicable, to the fullest extent of the original grant as of the date of the “change of control.” If the Awards are substituted, assumed, or continued by the successor or surviving company on substantially similar terms or with substantially equivalent economic benefits, but Mr. Kurtzweil is terminated by the Company or an affiliate without “cause” or for “good reason” (each as defined in the Plan) within two years after the effective date of the “change of control,” the Awards will become fully vested.

The foregoing summary of the Awards is not complete and is qualified in its entirety by reference to the full text of the form of Restricted Stock Award Agreement and the form of Option Agreement, as applicable, to be entered into by Mr. Kurtzweil and the Company during the next open trading window, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No. Description

10.1	Employment Agreement by and between John T. Kurtzweil and Akoustis Technologies, Inc., dated July 14, 2017.

10.2	Form of Restricted Stock Award Agreement to be entered into by and between John T. Kurtzweil and Akoustis Technologies, Inc. in connection with Mr. Kurtzweil’s employment.

10.3	Form of Option Agreement to be entered into by and between John T. Kurtzweil and Akoustis Technologies, Inc. in connection with Mr. Kurtzweil’s employment.

99.1	Press release dated July 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  July 17, 2017

EXHIBIT INDEX

Exhibit No. Description

10.1	Employment Agreement by and between John T. Kurtzweil and Akoustis Technologies, Inc., dated July 14, 2017.

10.2	Form of Restricted Stock Award Agreement to be entered into by and between John T. Kurtzweil and Akoustis Technologies, Inc. in connection with Mr. Kurtzweil’s employment.

10.3	Form of Option Agreement to be entered into by and between John T. Kurtzweil and Akoustis Technologies, Inc. in connection with Mr. Kurtzweil’s employment.

99.1	Press release dated July 17, 2017.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2017, the Board of Directors (the “Board”) of Akoustis Technologies, Inc. (the “Company”) appointed Suzanne B. Rudy to the Board, effective immediately. The Board has determined that Ms. Rudy is independent under Rule 5605(a)(2) of the NASDAQ Listing Rules and an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K. Ms. Rudy will serve on the Board’s Compensation Committee, Nominating Committee, and as Chair of its Audit Committee. She replaces John T. Kurtzweil on the Board, who, as previously announced in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2017, resigned from his position on the Board in connection with his transition to Chief Financial Officer of the Company.

Ms. Rudy, age 62, most recently served as Vice President of Tax & Corporate Treasurer, Compliance Officer and Assistant Secretary of Qorvo, Inc., a publicly-traded company and leading supplier of semiconductor solutions for the wireless communications market, until November 2015. In addition to her treasury and compliance duties, Ms. Rudy served as a director for various subsidiaries of Qorvo, Inc. Prior to joining Qorvo, Inc. predecessor, RF Micro Devices, Inc., in 1999, Ms. Rudy was the Controller for Precision Fabrics Group, Inc., a textile spin-off of the Fortune 500 Company, Burlington Industries. In addition, she spent six years as a Certified Public Accountant and Manager for BDO Seidman, LLP, an international accounting firm. From 2012 to 2016, Ms. Rudy served as a director for Delta Apparel, Inc., a publicly-traded apparel manufacturer, where she served on the Audit and Compensation Committees. From 2008 to 2011, Ms. Rudy served as a director for First National Bank United Corporation, serving as Chair of the Audit Committee and the Assets and Liability Committee. Since 2006, Ms. Rudy has served on the Board of Visitors for Guilford College. She was also a Board Leadership Fellow in 2013, as designated by the National Association of Corporate Directors. Ms. Rudy brings to our Board extensive expertise in public company financial, compliance, and related strategic matters.

There are no arrangements or understandings between Ms. Rudy and any other person pursuant to which she was appointed as a director, nor are there any family relationships between Ms. Rudy and any other executive officer or director of the Company. The Company is not aware of any relationships or transactions in which Ms. Rudy has or will have an interest, or is or was a party, requiring disclosure under Item 404(a) of Regulation S-K.

In connection with her service as a director to the Company, Ms. Rudy will receive prorated compensation commensurate with the compensation to be paid to the Company’s directors for the fiscal year ending June 30, 2018, as and when determined by the Board.

On July 18, 2017, the Company issued a press release announcing Ms. Rudy’s appointment to the Board. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No. Description

99.1	Press release dated July 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  July 18, 2017

EXHIBIT INDEX

Exhibit No. Description

99.1	Press release dated July 18, 2017.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2017, the Board of Directors (the “Board”) of Akoustis Technologies, Inc. (the “Company”) increased the size of the Board to seven directors and appointed Steven P. Miller to the Board to fill the new directorship, effective immediately. The Board has determined that Mr. Miller is independent under Rule 5605(a)(2) of the NASDAQ Listing Rules. Mr. Miller will serve on the Technology Committee of the Board.

Mr. Miller, age 69, served as a Board Advisor to the Board from January 2017 to June 2017. He is the President of Via Capri Inc., the general partner of Via Capri Investment L.P., a limited partnership formed by Mr. Miller in 1996. Mr. Miller is also the President of Sawmill Inc., the general partner of Sawmill Investment L.P., another limited partnership formed by Mr. Miller in 1996. From 2001 to 2003, Mr. Miller served as a director for TriQuint Semiconductor, Inc., then a leading supplier of high-performance components and modules for communications applications before merging with RF Micro Devices, Inc. to form Qorvo, Inc. in 2015. Prior to that, Mr. Miller held several positions at Sawtek Inc. from 1979 until his retirement in 1999, including Co-Founder, President, Chief Executive Officer, and Chairman of Sawtek’s Board of Directors. Sawtek Inc. merged with Triquint Semiconductor, Inc. in 2001. Prior to co-founding Sawtek Inc. in 1979, Mr. Miller was Manager of the SAW Development Laboratory in the Defense Group at Texas Instruments Incorporated. Mr. Miller brings to the Board familiarity with the Company, its operations, finances, and strategic plan through his experience as a Board Advisor, as well as industry expertise, public company leadership experience, and his experience and skills in strategic growth and business development, including capital formation.

There are no arrangements or understandings between Mr. Miller and any other person pursuant to which Mr. Miller was appointed as a director, nor are there any family relationships between Mr. Miller and any other executive officer or director of the Company.

Mr. Miller served as a Board Advisor to the Board from January 2017 to June 2017. Mr. Miller did not previously receive compensation for his service as a Board Advisor. However, in consideration for such prior services, on July 14, 2017, the Board approved a grant of 11,000 shares of restricted stock to Mr. Miller under the Company’s 2016 Stock Incentive Plan, to be made during the Company’s next open trading window. The shares will vest 25% on each of the first, second, third, and fourth anniversaries of the grant date, subject to the terms of the award agreement to be entered into between Mr. Miller and the Company, the form of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. Such form is the form approved by the Board’s Compensation Committee for grants of restricted stock awards generally to the Company’s directors, officers, and employees. The Company is not aware of any other relationships or transactions in which Mr. Miller has or will have an interest, or is or was a party, requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his service as a director to the Company, Mr. Miller will receive prorated compensation commensurate with the compensation to be paid to the Company’s directors for the fiscal year ending June 30, 2018, as and when determined by the Board.

On July 20, 2017, the Company issued a press release announcing Mr. Miller’s appointment to the Board. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 23, 2017).

99.1	Press release dated July 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  July 20, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 23, 2017).

99.1	Press release dated July 20, 2017.